Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE
Contact: Timothy A. Johnson
Vice President, Strategic
Planning and Investor Relations
614-278-6622

BIG LOTS REPORTS THIRD QUARTER RESULTS

COMPANY UPDATES 2008 GUIDANCE

Columbus, Ohio – December 5, 2008 – Big Lots, Inc. (NYSE: BIG) today reported third quarter fiscal 2008 income from continuing operations of $12.4 million, or $0.15 per diluted share, compared to income from continuing operations of $14.4 million, or $0.14 per diluted share, in the third quarter of fiscal 2007.  Including the impact of discontinued operations, third quarter fiscal 2008 net income totaled $12.2 million, or $0.15 per diluted share, compared to $14.3 million, or $0.14 per diluted share, in the prior year.

For the year to date period ended November 1, 2008, income from continuing operations totaled $73.0 million, or $0.89 per diluted share, compared to income from continuing operations of $65.5 million, or $0.61 per diluted share, for the same period in fiscal 2007.  Including the impact of discontinued operations, year to date fiscal 2008 net income totaled $72.8 million, or $0.89 per diluted share, compared to $66.4 million, or $0.62 per diluted share, in the prior year.

THIRD QUARTER HIGHLIGHTS

•	Record income from continuing operations of $0.15 per diluted share versus income from continuing operations of $0.14 per diluted share last year
•	Comparable store inventories approximately 3% below last year at the end of the quarter
•	Record third quarter inventory turnover
•	Opened 15 new stores

Third Quarter Results

Net sales for the third quarter of fiscal 2008 decreased 0.9% to $1,021.6 million, compared to $1,030.6 million for the same period in fiscal 2007.  Comparable store sales for stores open at least two years at the beginning of the fiscal year decreased 0.2% for the quarter.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

Operating profit for the third quarter of fiscal 2008 was $20.1 million, or 2.0% of sales, compared to last year’s operating profit of $22.7 million, or 2.2% of sales.  Despite a slightly negative comp store sales result, expenses as a percent of sales were flat to last year due to the continued disciplined approach to our cost structure.  As anticipated, our gross margin rate was challenged by slightly higher markdowns and continued strength in our lower margin merchandising categories (Consumables and Hardlines) which were partially offset by better buying margins in a vibrant closeout deal environment.

For the third quarter of fiscal 2008, net interest expense was $1.6 million compared to net interest income of $0.3 million last year.  The incremental $1.9 million of net interest expense was directly attributable to investments made to repurchase our stock during the second half of fiscal 2007 through February 2008.  The effective income tax rate for the third quarter of fiscal 2008 was 33.2% compared to 37.7% last year.

Inventory and Cash Management

Our company remains in a strong financial position.  Inventory ended the third quarter of fiscal 2008 at $958 million compared to $990 million last year.  The decline in overall inventory was the direct result of a 3% decrease in average store inventory as our store count was relatively flat year over year.  We continue to achieve record inventory turnover results driven by improving inventory management and record productivity in our distribution centers.  We ended the third quarter of fiscal 2008 with debt of $269 million which was directly attributable to our seasonal borrowing needs and $750 million of share repurchase activity during the March 2007 through February 2008 timeframe.  Our cash flow (defined as operating activities less investing activities) peaks during the fourth quarter of each fiscal year.  As such, we expect to end the fourth quarter of fiscal 2008 with approximately $40 million of borrowings.  This leaves us adequate liquidity and flexibility to pursue opportunities in merchandise and real estate openings while investing in and positioning our business for long-term success.

Discontinued Operations

As discussed in our Form 10-K filed with the SEC on April 1, 2008, activity related to KB Toys, our former division, as well as the operating results and costs associated with 130 stores closed in January 2006 are classified as discontinued operations.  Income from discontinued operations for the third quarter of fiscal 2008 totaled a net loss of $0.1 million, or flat to the net loss from discontinued operations of $0.1 million posted for the third quarter of fiscal 2007.   For the year to date period ended November 3, 2008, income from discontinued operations totaled a net loss of $0.2 million compared to net income from discontinued operations of $0.9 million for the same period in fiscal 2007.

2008 OUTLOOK

•
Providing updated Q4 guidance of income from continuing operations of $0.90 to $0.99 per diluted share versus income from continuing operations (on a non-GAAP basis) of $0.93 per diluted share for the same period last year

•
Providing updated fiscal 2008 annual guidance for income from continuing operations of $1.79 to $1.88 per diluted share versus income from continuing operations (on a non-GAAP basis) of $1.41 per diluted share last year

•	Providing updated cash flow estimate of $145 million

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

For the fourth quarter of fiscal 2008, we anticipate a comparable store sales decrease of approximately 2% to 4%.  Our gross margin rate is forecasted above last year while expense de-leverage is anticipated due to the softness in sales.  Given these assumptions, our income from continuing operations is estimated to be in the range of $0.90 to $0.99 per diluted share, compared to income from continuing operations (on a non-GAAP basis) for the fourth quarter of fiscal 2007 of $0.93 per diluted share.

Based on the operating results of the first nine months of the year and our updated view of EPS for the fourth quarter of fiscal 2008, we revised our fiscal 2008 guidance for income from continuing operations.  We now anticipate fiscal 2008 income from continuing operations will be $1.79 to $1.88 per diluted share, an increase of 27% to 33%, respectively, compared to income from continuing operations (on a non-GAAP basis) of $1.41 per diluted share for fiscal 2007.  This updated EPS guidance is based on an expected fiscal 2008 comparable store sales increase of approximately 1% and an operating profit rate in the range of 5.3% to 5.5%.

Refer to our March 5, 2008 press release (furnished with our Form 8-K filed with the SEC on March 11, 2008) to view a presentation of the financial measures calculated and presented in accordance with GAAP that most directly compare to these fiscal 2007 non-GAAP financial measures and a reconciliation of the differences between the non-GAAP financial measures and the comparable financial measures calculated and presented in accordance with GAAP.

Conference Call/Webcast

We will host a conference call today at 8:00 a.m. Eastern Time to discuss our financial results for the third quarter and provide commentary on our outlook for the fourth quarter of fiscal 2008.  We invite you to listen to the webcast of the conference call through the Investor Relations section of our website (www.biglots.com).

An archive of the call will be available through the Investor Relations section of our website (www.biglots.com) beginning two hours after the call ends and will remain available through midnight on Friday, December 19. A replay of the call will be available beginning December 5 at 12:00 noon (Eastern Time) through December 19 at midnight by dialing: 1.800.207.7077 (United States and Canada) or 1.913.383.5767 (International or metro-Seattle). The PIN number is 6697.

Big Lots is the nation’s largest broadline closeout retailer.  As of the end of the third quarter of fiscal 2008 (November 1, 2008), we operated 1,366 BIG LOTS stores in 47 states.  We also sell merchandise via the internet at www.biglots.com. Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, and WISCONSIN TOY and with online sales at www.biglotswholesale.com.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook,” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, the current economic and credit crisis, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	NOVEMBER 1,	NOVEMBER 3,
	2008	2007
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$39,236	$41,776
Inventories	957,979	989,742
Deferred income taxes	57,899	65,006
Other current assets	68,202	65,989
Total current assets	1,123,316	1,162,513

Property and equipment - net	494,369	491,780

Deferred income taxes	45,964	50,443
Other assets	19,374	22,308

	$1,683,023	$1,727,044

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current maturities of long-term obligations	$269,100	$0
Accounts payable	385,761	386,981
Property, payroll and other taxes	72,143	69,186
Accrued operating expenses	48,790	117,879
Insurance reserves	36,204	38,257
KB bankruptcy lease obligation	0	8,768
Accrued salaries and wages	37,450	34,884
Income taxes payable	724	13,914
Total current liabilities	850,172	669,869

Long-term obligations	0	138,900

Deferred rent	28,545	32,604
Insurance reserves	44,899	43,961
Unrecognized tax benefits	25,510	31,052
Other liabilities	32,490	35,386

Shareholders' equity	701,407	775,272
	$1,683,023	$1,727,044

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	NOVEMBER 1, 2008		NOVEMBER 3, 2007
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,021,580	100.0	$1,030,638	100.0
Gross margin	406,262	39.8	411,806	40.0
Selling and administrative expenses	366,505	35.9	367,806	35.7
Depreciation expense	19,632	1.9	21,268	2.1
Operating profit	20,125	2.0	22,732	2.2
Interest expense	(1,635)	(0.2)	(235)	(0.0)
Interest and investment income	10	0.0	578	0.1
Income from continuing operations before income taxes	18,500	1.8	23,075	2.2
Income tax expense	6,142	0.6	8,702	0.8
Income from continuing operations	12,358	1.2	14,373	1.4
Loss from discontinued operations, net of tax benefit of $64 and $48, respectively	(110)	(0.0)	(75)	(0.0)
Net income	$12,248	1.2	$14,298	1.4

Earnings per common share - basic
Continuing operations	$0.15		$0.14
Discontinued operations	0.00		0.00
Net income	$0.15		$0.14

Earnings per common share - diluted
Continuing operations	$0.15		$0.14
Discontinued operations	0.00		0.00
Net income	$0.15		$0.14

Weighted average common shares outstanding
Basic	81,255		101,188
Dilutive effect of share-based awards	1,129		1,055
Diluted	82,384		102,243

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	39 WEEKS ENDED		39 WEEKS ENDED
	NOVEMBER 1, 2008		NOVEMBER 3, 2007
		%		%
	(Unaudited)		(Unaudited)

Net sales	$3,278,358	100.0	$3,243,928	100.0
Gross margin	1,304,857	39.8	1,279,793	39.5
Selling and administrative expenses	1,124,246	34.3	1,116,315	34.4
Depreciation expense	58,868	1.8	64,860	2.0
Operating profit	121,743	3.7	98,618	3.0
Interest expense	(4,153)	(0.1)	(432)	(0.0)
Interest and investment income	36	0.0	5,180	0.2
Income from continuing operations before income taxes	117,626	3.6	103,366	3.2
Income tax expense	44,635	1.4	37,834	1.2
Income from continuing operations	72,991	2.2	65,532	2.0
Income (loss) from discontinued operations, net of tax (benefit) expense of ($123) and $581, respectively	(209)	(0.0)	914	0.0
Net income	$72,782	2.2	$66,446	2.0

Earnings per common share - basic
Continuing operations	$0.90		$0.62
Discontinued operations	0.00		0.01
Net income	$0.90		$0.63

Earnings per common share - diluted
Continuing operations	$0.89		$0.61
Discontinued operations	0.00		0.01
Net income	$0.89		$0.62

Weighted average common shares outstanding
Basic	81,043		105,866
Dilutive effect of share-based awards	1,064		1,329
Diluted	82,107		107,195

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	November 1, 2008	November 3, 2007
	(Unaudited)	(Unaudited)
Net cash used in operating activities	$(106,120)	$(52,640)

Net cash used in investing activities	(22,579)	(18,707)

Net cash provided by financing activities	124,414	4,484

Decrease in cash and cash equivalents	(4,285)	(66,863)
Cash and cash equivalents:
Beginning of period	43,521	108,639
End of period	$39,236	$41,776

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	39 WEEKS ENDED	39 WEEKS ENDED
	November 1, 2008	November 3, 2007
	(Unaudited)	(Unaudited)
Net cash provided by (used in) operating activities	$(5,521)	$45,040

Net cash used in investing activities	(75,101)	(38,118)

Net cash provided by (used in) financing activities	82,727	(246,803)

Increase (decrease) in cash and cash equivalents	2,105	(239,881)
Cash and cash equivalents:
Beginning of period	37,131	281,657
End of period	$39,236	$41,776